Exhibit 99.1



  Equity Residential Reports Third Quarter Results;
             Announces Additional $500 Million Share Buyback Program


    CHICAGO--(BUSINESS WIRE)--Nov. 1, 2005--Equity Residential (NYSE:EQR) today reported results for the quarter and nine months ended September 30, 2005. All per share results are reported on a fully diluted basis.
    "Our third quarter results were driven by very good same-store revenue growth, strong condominium sales and excellent progress on our portfolio reconfiguration. Continued success in these areas as well as good job growth and household formations in our key markets should lead to a strong finish to 2005 and a very good 2006," said Bruce W. Duncan, Equity Residential's CEO.

    Third Quarter 2005

    For the quarter ended September 30, 2005, the company reported earnings of $0.86 per share compared to $0.26 per share in the third quarter of 2004. The quarterly increase is primarily attributable to $0.63 per share in higher gains on property and condominium sales, partially offset by $0.04 per share in higher interest expense.
    Funds from Operations (FFO) for the quarter ended September 30, 2005 were $0.56 per share compared to $0.50 per share in the same period of 2004. The positive variance was primarily the result of $0.07 per share in higher gains on condominium sales and $0.02 per share of improved same-store results, offset by the previously mentioned $0.04 per share of higher interest expense.
    Total revenues from continuing operations for the quarter were $504.4 million compared to $456.6 million in the third quarter of 2004. The primary components of this $47.8 million increase in revenues include the properties acquired since October 1, 2004 as well as an approximate $18.4 million increase in third quarter same-store revenues.

    Nine Months Ended September 30, 2005

    For the nine months ended September 30, 2005, the company reported earnings of $2.05 per share compared to $1.00 per share in the same period of 2004. The increase for the period is primarily attributable to higher gains on property and condominium sales and the previously announced gain due to eBay Inc.'s acquisition of the company's ownership interest in Rent.com.
    FFO for the nine months ended September 30, 2005 were $1.86 per share compared to $1.58 per share in the same period of 2004.
    Total revenues from continuing operations for the nine months ended September 30, 2005 were $1.5 billion compared to $1.3 billion in the same period of 2004.

    Same-Store Results

    On a same-store third quarter to third quarter comparison, which includes 165,673 units, revenues increased 4.3 percent, expenses increased 6.2 percent and net operating income (NOI) increased 3.0 percent. The increase in same-store expenses in the third quarter of 2005 includes approximately $3.7 million of additional insurance expense related to the impact of two property fires and Hurricane Katrina. Without the fire and hurricane related insurance expenses, the same-store expense and NOI increases would have been 4.1 percent and 4.4 percent, respectively, for the quarter.
    On a sequential same-store comparison for these same 165,673 units from second quarter 2005 to third quarter 2005, revenues increased 1.5 percent, expenses increased 5.0 percent and NOI decreased 0.8 percent. Without the fire and hurricane related insurance expenses, the same-store expense and NOI increases for the sequential period would have been 2.9 percent and 0.6 percent, respectively.
    On a same-store nine-month to nine-month comparison, which includes 158,005 units, revenues increased 3.2 percent, expenses increased 5.6 percent and NOI increased 1.6 percent. Without the fire and hurricane related insurance expenses, the same-store expense and NOI increases for the period would have been 4.8 percent and 2.2 percent, respectively.

    Acquisitions/Dispositions

    During the third quarter of 2005, the company acquired six properties, consisting of 2,294 units, for an aggregate purchase price of $416.0 million at an average capitalization (cap) rate of 5.7 percent and one land parcel for $1.4 million.
    Also during the quarter, the company sold 15 properties, consisting of 4,218 units, for an aggregate sale price of $433.0 million at an average cap rate of 5.2 percent. In addition, the company sold 569 condominium units for $183.9 million and a 248-unit property in the process of being converted to condominiums for $45.9 million.
    In the first nine months of 2005, the company acquired 26 properties, consisting of 7,168 units, for an aggregate purchase price of $1.1 billion at an average cap rate of 5.6 percent and three land parcels for $46.7 million. In addition, the company sold 39 properties, consisting of 10,212 units, for an aggregate sale price of $1.1 billion at an average cap rate of 5.0 percent. In addition, the company sold 1,341 condominium units for $382.2 million, a 248-unit property in the process of being converted to condominiums for $45.9 million and two land parcels for $36.3 million.
    "We have had an excellent year in our transaction activity, garnering very good prices on the sale of assets and executing on opportunities to add high-quality, well-located properties to our portfolio," said David J. Neithercut, Equity Residential's President.

    Share Buyback Authorization

    The company also announced a new common share repurchase program in the amount of $500 million. The new authorization is in addition to the $85 million remaining under the company's existing $200 million authorization approved in July 2002.
    The new program authorizes the company to repurchase common shares from time to time through the open market or privately negotiated transactions, subject to financial and market conditions and legal requirements.

    Fourth Quarter/Full Year 2005 Results

    Equity Residential expects to announce fourth quarter/full year 2005 results on Wednesday, February 1, 2006 and host a conference call to discuss those results at 10:00 a.m. CT that day.
    Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 922 properties in 32 states and the District of Columbia consisting of 195,575 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    The company lists parameters for 2005 results in the final page of this release. 2005 results will depend upon a slowdown in multifamily starts and economic recovery and job growth. The forward-looking statements contained in this news release regarding 2005 results are further subject to certain risks and uncertainties including, without limitation, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. This news release also contains forward-looking statements concerning development properties. The total number of units and cost of development and completion dates reflect the company's best estimates and are subject to uncertainties arising from changing economic conditions (such as costs of labor and construction materials), completion and local government regulation. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results and outlook for the remainder of 2005 will take place today at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)


                          Nine Months Ended        Quarter Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                           2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
REVENUES
    Rental income      $1,453,829  $1,316,790    $501,776    $454,128
    Fee and asset
     management             8,456       9,268       2,630       2,436
                       ----------- ----------- ----------- -----------

        Total revenues  1,462,285   1,326,058     504,406     456,564
                       ----------- ----------- ----------- -----------

EXPENSES
    Property and
     maintenance          411,187     362,372     146,341     129,612
    Real estate taxes
     and insurance        162,711     159,407      59,701      62,480
    Property management    63,254      56,850      21,924      18,865
    Fee and asset
     management             7,518       6,500       2,595       2,144
    Depreciation          378,123     334,352     129,701     116,170
    General and
     administrative        45,012      34,778      14,243      11,961
                       ----------- ----------- ----------- -----------

        Total expenses  1,067,805     954,259     374,505     341,232
                       ----------- ----------- ----------- -----------

Operating income          394,480     371,799     129,901     115,332

    Interest and other
     income                65,471       6,841       2,878       2,655
    Interest:
         Expense
          incurred, net  (281,762)   (242,361)    (97,997)    (81,862)
         Amortization
          of deferred
          financing
          costs            (4,996)     (4,583)     (1,730)     (1,781)
                       ----------- ----------- ----------- -----------

Income before
 allocation to Minority
 Interests, income
 (loss) from
 investments in
 unconsolidated
 entities, net
 gain on sales
 of unconsolidated
 entities and
 discontinued
 operations               173,193     131,696      33,052      34,344
Allocation to Minority
 Interests:
     Operating
      Partnership         (43,060)    (21,223)    (18,078)     (5,485)
     Preference
      Interests            (6,431)    (15,158)     (1,159)     (5,052)
     Junior Preference
      Units                   (11)        (67)         (4)         (5)
     Partially Owned
      Properties              672       1,107      (1,624)        811
     Premium on
      redemption of
      Preference
      Interests            (4,134)     (1,117)        (22)     (1,117)
Income (loss) from
 investments in
 unconsolidated
 entities                    (450)     (7,468)       (235)        329
Net gain on sales of
 unconsolidated
 entities                     124       4,407           -           2
                       ----------- ----------- ----------- -----------
Income from continuing
 operations               119,903      92,177      11,930      23,827
Net gain on sales of
 discontinued
 operations               513,419     207,653     254,178      58,394
Discontinued
 operations, net            2,585      21,866       1,416       5,288
                       ----------- ----------- ----------- -----------
Net income                635,907     321,696     267,524      87,509
Preferred distributions   (39,004)    (40,671)    (12,961)    (13,346)
Premium on redemption
 of Preferred Shares       (4,316)          -      (4,316)          -
                       ----------- ----------- ----------- -----------
Net income available to
 Common Shares           $592,587    $281,025    $250,247     $74,163
                       =========== =========== =========== ===========

Earnings per share -
 basic:
Income from continuing
 operations available
 to Common Shares           $0.39       $0.24       $0.04       $0.05
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.08       $1.01       $0.87       $0.26
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       285,331     278,876     286,182     280,167
                       =========== =========== =========== ===========

Earnings per share -
 diluted:
Income from continuing
 operations available
 to Common Shares           $0.39       $0.24       $0.04       $0.05
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.05       $1.00       $0.86       $0.26
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       310,211     302,739     311,564     304,028
                       =========== =========== =========== ===========

Distributions declared
 per Common Share
 outstanding              $1.2975     $1.2975     $0.4325     $0.4325
                       =========== =========== =========== ===========



                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                          Nine Months Ended         Quarter Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                           2005        2004        2005        2004
                       ----------- ----------- ----------- -----------

 Net income              $635,907    $321,696    $267,524     $87,509
 Allocation to
  Minority Interests -
  Operating
  Partnership              43,060      21,223      18,078       5,485
   Adjustments:
    Depreciation          378,123     334,352     129,701     116,170
    Depreciation -
     Non-real estate
     additions             (3,928)     (4,025)     (1,243)     (1,308)
    Depreciation -
     Partially Owned
     and
     Unconsolidated
     Properties             2,136       2,828       2,774        (880)
    Net (gain) on
     sales of
     unconsolidated
     entities                (124)     (4,407)          -          (2)
    Discontinued
     operations:
         Depreciation      13,028      33,530       2,182       9,951
         Net (gain) on
          sales of
          discontinued
          operations     (513,419)   (207,653)   (254,178)    (58,394)
         Net
          incremental
          gain on
          sales of
          condominium
          units            56,667      15,669      27,631       7,199
         Net gain on
          sales of
          land parcels     10,366       5,483           -         (53)
                       ----------- ----------- ----------- -----------

 FFO (1)(2)               621,816     518,696     192,469     165,677
 Preferred
  distributions           (39,004)    (40,671)    (12,961)    (13,346)
 Premium on redemption
  of Preferred Shares      (4,316)          -      (4,316)          -
                       ----------- ----------- ----------- -----------

 FFO available to
  Common Shares and OP
  Units - basic          $578,496    $478,025    $175,192    $152,331
                       =========== =========== =========== ===========

 FFO available to
  Common Shares and OP
  Units - diluted        $579,432    $480,890    $175,466    $153,225
                       =========== =========== =========== ===========

 FFO per share and OP
  Unit - basic              $1.89       $1.59       $0.57       $0.51
                       =========== =========== =========== ===========

 FFO per share and OP
  Unit - diluted            $1.86       $1.58       $0.56       $0.50
                       =========== =========== =========== ===========

 Weighted average
  Common Shares and
    OP Units
     outstanding -
     basic                306,171     299,929     306,915     300,900
                       =========== =========== =========== ===========

 Weighted average
  Common Shares and
    OP Units
     outstanding -
     diluted              311,015     305,189     312,272     306,315
                       =========== =========== =========== ===========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.



                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)
                              (Unaudited)

                                           September 30,  December 31,
                                               2005           2004
                                           ------------- -------------
ASSETS
Investment in real estate
  Land                                       $2,283,157    $2,183,818
  Depreciable property                       12,670,716    12,350,900
  Construction in progress (including
   land)                                        330,965       317,903
                                           ------------- -------------
Investment in real estate                    15,284,838    14,852,621
  Accumulated depreciation                   (2,805,552)   (2,599,827)
                                           ------------- -------------
Investment in real estate, net               12,479,286    12,252,794

Cash and cash equivalents                       306,933        83,505
Investments in unconsolidated entities           11,390        11,461
Rents receivable                                    940         1,681
Deposits - restricted                           305,366        82,194
Escrow deposits - mortgage                       36,389        35,800
Deferred financing costs, net                    40,041        34,986
Goodwill, net                                    30,000        30,000
Other assets                                    101,484       112,854
                                           ------------- -------------
       Total assets                         $13,311,829   $12,645,275
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                     $3,323,932    $3,166,739
  Notes, net                                  3,443,588     3,143,067
  Lines of credit                                     -       150,000
  Accounts payable and accrued expenses         124,908        87,422
  Accrued interest payable                       64,201        70,411
  Rents received in advance and other
   liabilities                                  490,894       227,588
  Security deposits                              49,977        49,501
  Distributions payable                         143,572       142,437
                                           ------------- -------------
       Total liabilities                      7,641,072     7,037,165
                                           ------------- -------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                        340,037       319,841
   Preference Interests                          60,000       206,000
   Junior Preference Units                          184           184
   Partially Owned Properties                    10,716         9,557
                                           ------------- -------------
       Total Minority Interests                 410,937       535,582
                                           ------------- -------------

Shareholders' equity:
   Preferred Shares of beneficial
    interest, $0.01 par value;
    100,000,000 shares authorized;
    3,349,630 shares issued and
    outstanding as of September 30,
    2005 and 4,108,658 shares issued
    and outstanding as of
    December 31, 2004                           504,741       636,216
   Common Shares of beneficial interest,
    $0.01 par value; 1,000,000,000 shares
    authorized; 288,165,764 shares issued
    and outstanding as of September 30, 2005
    and 285,076,915 shares issued and
    outstanding as of December 31, 2004           2,882         2,851
   Paid in capital                            5,207,399     5,112,311
   Deferred compensation                              -           (18)
   Distributions in excess of accumulated
    earnings                                   (437,639)     (657,462)
   Accumulated other comprehensive loss         (17,563)      (21,370)
                                           ------------- -------------
       Total shareholders' equity             5,259,820     5,072,528
                                           ------------- -------------
       Total liabilities and shareholders'
        equity                              $13,311,829   $12,645,275
                                           ============= =============



               September YTD 2005 vs. September YTD 2004
                    YTD over YTD Same-Store Results

               $ in Millions - 158,005 Same-Store Units

            Description  Revenues    Expenses     NOI (1)
            ----------- ----------- ----------- -----------
             YTD 2005     $1,240.3      $512.9      $727.4
             YTD 2004     $1,201.5      $485.8      $715.7
                        ----------- ----------- -----------
              Change         $38.8       $27.1       $11.7
                        =========== =========== ===========
              Change           3.2%        5.6%        1.6%


               Third Quarter 2005 vs. Third Quarter 2004
                Quarter over Quarter Same-Store Results

               $ in Millions - 165,673 Same-Store Units

            Description  Revenues    Expenses     NOI (1)
            ----------- ----------- ----------- -----------
              Q3 2005       $446.6      $187.4      $259.2
              Q3 2004       $428.2      $176.5      $251.7
                        ----------- ----------- -----------
              Change         $18.4       $10.9        $7.5
                        =========== =========== ===========
              Change           4.3%        6.2%        3.0%


              Third Quarter 2005 vs. Second Quarter 2005
          Sequential Quarter over Quarter Same-Store Results

              $ in Millions - 165,673 Same-Store Units(a)

            Description  Revenues    Expenses     NOI (1)
            ----------- ----------- ----------- -----------
              Q3 2005       $446.6      $187.4      $259.2
              Q2 2005       $439.8      $178.4      $261.4
                        ----------- ----------- -----------
              Change          $6.8        $9.0       $(2.2)
                        =========== =========== ===========
              Change           1.5%        5.0%      (0.8%)

(a) Includes the same units as the Third Quarter 2005 vs. Third
    Quarter 2004 Same Store results for comparability purposes.


                    Same-Store Occupancy Statistics

  YTD 2005     94.2%    Q3 2005      94.7%   Q3 2005     94.7%
  YTD 2004     93.5%    Q3 2004      93.6%   Q2 2005     94.2%
          -----------           -----------          ---------
  Change        0.7%     Change       1.1%    Change      0.5%


(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.



                     Same Store NOI Reconciliation
               September YTD 2005 vs. September YTD 2004

The following table provides a reconciliation of operating income per the consolidated statements of operations to NOI for the Nine-Month 2005 Same Store Properties:

                                               Nine Months Ended
                                                  September 30,
                                           ---------------------------
                                                2005          2004
                                           ------------- -------------
                                              (Amounts in millions)

Operating income                                 $394.5        $371.8
Adjustments:
     Insurance (hurricane property damage)            -          14.1
     Non-same store operating results             (89.2)        (36.6)
     Fee and asset management revenue              (8.5)         (9.3)
     Fee and asset management expense               7.5           6.5
     Depreciation                                 378.1         334.4
     General and administrative                    45.0          34.8
                                           ------------- -------------

Same store NOI                                   $727.4        $715.7
                                           ============= =============



                     Same Store NOI Reconciliation
               Third Quarter 2005 vs. Third Quarter 2004

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Third Quarter 2005 Same Store Properties:

                                                 Quarter Ended
                                                  September 30,
                                           ---------------------------
                                                2005          2004
                                           ------------- -------------
                                              (Amounts in millions)

Operating income                                 $129.9        $115.3
Adjustments:
     Insurance (hurricane property damage)            -          14.1
     Non-same store operating results             (14.6)         (5.6)
     Fee and asset management revenue              (2.6)         (2.4)
     Fee and asset management expense               2.6           2.1
     Depreciation                                 129.7         116.2
     General and administrative                    14.2          12.0
                                           ------------- -------------

Same store NOI                                   $259.2        $251.7
                                           ============= =============



               September YTD 2005 vs. September YTD 2004
                     Same-Store Results by Market

                                      --------------------------------
                                          Increase (Decrease) from
                                                 Prior Year
   -------------------------------------------------------------------

                                 Sep
                        Sep     YTD 05
                       YTD 05  Weighted
                        % of   Average
                       Actual Occupancy
     Markets    Units    NOI     %     Revenues Expenses NOI Occupancy
   -------------------------------------------------------------------
 1 South
    Florida      9,346   6.8%    95.4%     7.6%    5.4%  9.2%     1.2%
 2 Boston        5,397   6.4%    93.9%   (2.2%)    6.9%(7.3%)   (1.3%)
 3 San
    Francisco
    Bay Area     5,990   6.1%    95.7%     2.6%    5.9%  0.8%     0.8%
 4 Los Angeles   4,781   5.7%    95.5%     4.6%    7.8%  3.1%     0.7%
 5 Phoenix       8,988   4.9%    94.3%     7.7%    5.8%  9.1%     3.4%
 6 DC Suburban
    Virginia     4,078   4.3%    94.8%     6.6%    1.9%  8.9%   (0.2%)
 7 Atlanta       9,082   4.2%    94.3%     0.7%    3.5%(1.6%)     0.6%
 8 New England
    (excl
    Boston)      6,210   4.1%    93.6%     0.2%    7.7%(5.2%)   (1.4%)
 9 San Diego     3,486   4.0%    95.2%     4.3%    8.0%  2.6%     0.1%
10 Dallas/
    Ft Worth     8,608   3.8%    94.8%     1.2%    6.4%(3.8%)     1.2%
11 Seattle/
    Tacoma       6,290   3.7%    95.4%     4.5%    5.7%  3.7%     1.7%
12 Denver        6,360   3.5%    94.6%     0.5%    4.7%(1.8%)     1.6%
13 New York
    Metro Area   2,574   3.4%    95.6%     5.5%    5.6%  5.4%     1.0%
14 DC Suburban
    Maryland     4,739   3.4%    93.7%     3.3%    5.9%  1.9%   (0.2%)
15 Inland
    Empire, CA   3,504   3.3%    94.3%     5.6%   10.9%  3.2%   (1.0%)
16 Orange Co     3,013   3.3%    95.2%     4.6%    9.6%  2.3%     0.3%
17 Orlando       5,382   3.2%    96.0%    10.0%    5.3% 13.3%     1.6%
18 Houston       5,282   2.3%    92.5%   (2.2%)    5.6%(9.6%)     1.5%
19 Minn/St Paul  3,826   2.2%    92.1%     0.0%    0.7%(0.6%)     1.3%
20 Jacksonville  3,917   2.2%    94.4%     6.5%    3.6%  8.5%     2.2%
               -------------------------------------------------------
     Top 20
      Markets  110,853  80.8%    94.6%     3.4%    5.8%  1.9%     0.9%
     All Other
      Markets   47,152  19.2%    93.2%     2.6%    4.8%  0.7%     0.1%
               -------------------------------------------------------
         Total 158,005 100.0%    94.2%     3.2%    5.6%  1.6%     0.7%
               =======================================================



               Third Quarter 2005 vs. Third Quarter 2004
                     Same-Store Results by Market

                                      --------------------------------
                                          Increase (Decrease) from
                                                  Prior Quarter
   -------------------------------------------------------------------
                               3Q 2005
                       3Q 2005 Weighted
                        % of   Average
                       Actual Occupancy
     Markets    Units    NOI      %    Revenues Expenses NOI Occupancy
   -------------------------------------------------------------------
 1 South
    Florida     10,166   7.1%    95.0%     8.7%    4.8% 11.5%     0.8%
 2 Los Angeles   5,630   6.3%    96.2%     5.9%    9.7%  4.1%     1.7%
 3 Boston        5,533   6.3%    94.8%   (2.2%)    4.5%(5.8%)   (0.7%)
 4 San
    Francisco
    Bay Area     5,990   5.8%    96.5%     4.1%    7.0%  2.5%     1.6%
 5 DC Suburban
    Virginia     4,956   5.1%    95.1%     5.6%    4.1%  6.3%     0.0%
 6 Atlanta      10,772   4.8%    94.8%     1.1%    6.9%(3.3%)     0.6%
 7 Phoenix       8,988   4.5%    94.7%     9.5%    5.8% 12.3%     3.2%
 8 Seattle/
    Tacoma       7,351   4.4%    95.4%     6.2%    7.2%  5.5%     1.9%
 9 New England
    (excl
    Boston)      6,210   3.9%    93.9%     0.6%    7.6%(4.2%)   (0.5%)
10 San Diego     3,486   3.8%    95.9%     3.8%    6.5%  2.5%   (0.1%)
11 New York
    Metro Area   2,756   3.6%    96.3%     6.5%    8.9%  5.1%     1.2%
12 Orlando       5,978   3.5%    96.5%    10.9%    5.9% 14.5%     0.8%
13 Denver        6,804   3.5%    95.4%     4.0%    2.6%  4.9%     2.3%
14 Dallas/
    Ft Worth     8,608   3.3%    94.7%     2.3%    8.8%(4.6%)     1.2%
15 DC Suburban
    Maryland     4,739   3.2%    93.3%     3.6%    5.5%  2.5%     0.1%
16 Inland
    Empire, CA   3,504   3.1%    94.4%     6.7%   11.3%  4.5%     0.1%
17 Orange Co     3,013   3.1%    95.7%     5.1%   10.6%  2.5%     0.6%
18 Minn/St Paul  3,826   2.2%    95.0%     5.3%  (2.0%) 11.8%     4.5%
19 Houston       5,282   2.1%    94.9%   (0.1%)    7.5%(7.9%)     3.4%
20 Jacksonville  3,988   2.1%    94.3%     8.3%    6.1%  9.9%     1.7%
               -------------------------------------------------------
     Top 20
      Markets  117,580  81.7%    95.1%     4.6%    6.4%  3.4%     1.3%

     All Other
      Markets   48,093  18.3%    93.9%     3.2%    5.4%  1.1%     0.8%
               -------------------------------------------------------
         Total 165,673 100.0%    94.7%     4.3%    6.2%  3.0%     1.1%
               =======================================================



             Third Quarter 2005 vs. Second Quarter 2005(a)
                Sequential Same-Store Results by Market

                                      --------------------------------
                                          Increase (Decrease) from
                                                  Prior Quarter
   -------------------------------------------------------------------

                               3Q 2005
                      3Q 2005  Weighted
                        % of   Average
                       Actual Occupancy
     Markets    Units    NOI      %    Revenues Expenses NOI Occupancy
   -------------------------------------------------------------------
 1 South
    Florida     10,166   7.1%    95.0%     2.2%    4.0%  1.0%   (0.3%)
 2 Los Angeles   5,630   6.3%    96.2%     2.3%    7.2%(0.1%)     0.8%
 3 Boston        5,533   6.3%    94.8%   (0.5%)    0.1%(0.9%)     0.9%
 4 San
    Francisco
    Bay Area     5,990   5.8%    96.5%     2.2%    7.1%(0.6%)     1.0%
 5 DC Suburban
   Virginia      4,956   5.1%    95.1%     1.3%    4.6%(0.2%)   (0.9%)
 6 Atlanta      10,772   4.8%    94.8%     0.4%    8.0%(5.3%)     0.5%
 7 Phoenix       8,988   4.5%    94.7%     1.7%    7.3%(2.0%)     0.9%
 8 Seattle/
    Tacoma       7,351   4.4%    95.4%     1.3%    8.1%(3.3%)   (0.4%)
 9 New England
    (excl
    Boston)      6,210   3.9%    93.9%     1.0%  (0.7%)  2.3%     0.2%
10 San Diego     3,486   3.8%    95.9%     2.3%    3.5%  1.7%     0.8%
11 New York
    Metro Area   2,756   3.6%    96.3%     2.7%    5.4%  1.1%     0.3%
12 Orlando       5,978   3.5%    96.5%     4.3%    5.2%  3.7%     0.7%
13 Denver        6,804   3.5%    95.4%     1.1%    8.2%(3.0%)     0.5%
14 Dallas/
    Ft Worth     8,608   3.3%    94.7%     0.9%    7.2%(5.6%)   (0.1%)
15 DC Suburban
    Maryland     4,739   3.2%    93.3%   (0.2%)    1.2%(1.0%)   (1.1%)
16 Inland
    Empire, CA   3,504   3.1%    94.4%     1.9%    9.2%(1.6%)   (0.3%)
17 Orange Co     3,013   3.1%    95.7%     2.2%    6.6%  0.2%     0.6%
18 Minn/St Paul  3,826   2.2%    95.0%     4.5%  (2.1%) 10.2%     2.1%
19 Houston       5,282   2.1%    94.9%     3.1%    6.7%(1.0%)     3.0%
20 Jacksonville  3,988   2.1%    94.3%     1.9%    5.9%(0.6%)   (0.7%)
               -------------------------------------------------------
     Top 20
      Markets  117,580  81.7%    95.1%     1.7%    5.2%(0.5%)     0.4%

     All Other
      Markets   48,093  18.3%    93.9%     1.0%    4.6%(2.1%)     0.7%
               -------------------------------------------------------
         Total 165,673 100.0%    94.7%     1.5%    5.0%(0.8%)     0.5%
               =======================================================

(a) Includes the same units as the Third Quarter 2005 vs. Third
    Quarter 2004 Same Store results for comparability purposes.



                  Portfolio as of September 30, 2005

                        Properties    Units
                       ----------- -----------

Wholly Owned
 Properties                   829     173,411
Partially Owned
 Properties
 (Consolidated)                36       6,134
Unconsolidated
 Properties                    57      16,030
                       ----------- -----------
                              922     195,575



                      Portfolio Rollforward 2005

                        Properties    Units    $ Millions   Cap Rate
                       ----------- ----------- ----------- -----------

           12/31/2004         939     200,149
Acquisitions:
     Rental Properties         26       7,168    $1,145.8         5.6%
     Land Parcels               -           -       $46.7
Dispositions:
     Rental Properties(1)     (39)    (10,212)  $(1,077.0)        5.0%
     Condominium Units         (5)     (1,589)    $(428.1)
     Land Parcels               -           -      $(36.3)
Completed Developments          1         141
Unit Configuration
 Changes                        -         (82)
                       ----------- -----------
            9/30/2005         922     195,575



                     Portfolio Rollforward Q3 2005

                        Properties    Units    $ Millions   Cap Rate
                       ----------- ----------- ----------- -----------

            6/30/2005         933     198,420
Acquisitions:
     Rental Properties          6       2,294      $416.0         5.7%
     Land Parcels               -           -        $1.4
Dispositions:
     Rental Properties        (15)     (4,218)     $433.0         5.2%
     Condominium Units         (2)       (817)     $229.8
Unit Configuration
 Changes                        -        (104)
                       ----------- -----------
            9/30/2005         922     195,575


(1) Cap rate was 5.6% excluding the sale of Water Terrace.



----------------------------------------------------------------------
                           Portfolio Summary
                       As of September 30, 2005
                                                     % of   % of 2005
          Market          Properties     Units       Units  NOI Budget

Boston                            34      6,566        3.4%       5.9%
DC Northern Virginia              17      5,578        2.9%       4.9%
New York Metro Area               15      4,064        2.1%       4.8%
New England (excluding
 Boston)                          45      6,118        3.1%       3.6%
DC Suburban Maryland              24      5,351        2.7%       3.1%
                          --------------------------------------------
Atlantic Region                  135     27,677       14.2%      22.4%

South Florida                     48     10,684        5.5%       6.3%
Orlando                           33      7,234        3.7%       3.8%
North Florida                     50      7,733        4.0%       3.2%
Tampa/Ft Myers                    27      4,694        2.4%       1.7%
                          --------------------------------------------
Florida Region                   158     30,345       15.5%      14.8%

Raleigh/Durham                    16      4,100        2.1%       1.4%
Charlotte                         11      3,391        1.7%       1.0%
                          --------------------------------------------
Carolina Region                   27      7,491        3.8%       2.4%

Atlanta                           61     12,702        6.5%       5.0%
                          --------------------------------------------
Georgia Region                    61     12,702        6.5%       5.0%

Minneapolis/St Paul               18      3,982        2.0%       1.9%
Chicago                            9      3,241        1.7%       1.6%
Southeastern Michigan             21      2,845        1.5%       1.2%
Nashville                         11      2,729        1.4%       1.0%
Columbus                          31      3,415        1.7%       0.8%
Indianapolis                      29      3,056        1.6%       0.7%
Northern Ohio                     24      1,944        1.0%       0.5%
Southern Ohio                     20      1,634        0.8%       0.4%
Milwaukee                          3        686        0.4%       0.4%
Lexington                          7        656        0.3%       0.2%
Louisville                         8        608        0.3%       0.1%
St Louis                           1        192        0.1%       0.0%
                          --------------------------------------------
Midwest Region                   182     24,988       12.8%       9.0%

Lexford Other                     44      3,653        1.9%       0.9%



----------------------------------------------------------------------
                           Portfolio Summary
                       As of September 30, 2005
                                                      % of   % of 2005
          Market          Properties     Units       Units  NOI Budget

Dallas/Ft Worth                   34     10,225        5.2%       3.5%
Houston                           17      5,282        2.7%       1.9%
Austin                            13      3,868        2.0%       1.3%
Tulsa                              7      1,828        0.9%       0.5%
San Antonio                        6      1,861        1.0%       0.4%
Kansas City                        1        288        0.1%       0.2%
                          --------------------------------------------
Texas Region                      78     23,352       11.9%       7.8%

Phoenix                           37     10,628        5.4%       4.4%
Tucson                             2        558        0.3%       0.1%
Albuquerque                        2        369        0.2%       0.1%
                          --------------------------------------------
Arizona Region                    41     11,555        5.9%       4.5%

Denver                            28      8,899        4.6%       4.3%
                          --------------------------------------------
Colorado Region                   28      8,899        4.6%       4.3%

Los Angeles                       31      6,479        3.3%       6.3%
San Diego                         11      3,486        1.8%       3.5%
Inland Empire, CA                 12      3,971        2.0%       3.0%
Orange County, CA                  8      3,013        1.5%       2.9%
                          --------------------------------------------
Southern Cal Region               62     16,949        8.7%      15.7%

San Francisco Bay Area            26      6,249        3.2%       4.9%
Central Valley, CA                10      1,595        0.8%       0.5%
                          --------------------------------------------
Northern Cal Region               36      7,844        4.0%       5.4%

Seattle                           38      8,308        4.2%       5.1%
Portland, OR                      12      4,153        2.1%       1.8%
Tacoma                             7      2,341        1.2%       1.0%
                          --------------------------------------------
Washington Region                 57     14,802        7.6%       7.8%
                          --------------------------------------------
          Total                  909    190,257       97.3%     100.0%
Condominium Conversion            12      1,585        0.8%       0.0%
Ft. Lewis - Military
 Housing                           1      3,733        1.9%       0.0%
                          --------------------------------------------
       Grand Total               922    195,575      100.0%     100.0%



                 Debt Summary as of September 30, 2005

                                                            Weighted
                                                             Average
                                            $ Millions(1)    Rate(1)
                                           ------------- -------------

   Secured                                       $3,324          5.65%
   Unsecured                                      3,443          5.93%
                                           ------------- -------------
      Total                                      $6,767          5.80%

   Fixed Rate                                    $5,679          6.39%
   Floating Rate                                  1,088          3.61%
                                           ------------- -------------
      Total                                      $6,767          5.80%

   Above Totals Include:
   ---------------------
   Tax Exempt:
      Fixed                                        $135          3.80%
      Floating                                      616          2.83%
                                           ------------- -------------
      Total                                        $751          3.14%

   Unsecured Revolving Credit Facilities             $-          3.52%

(1) Net of the effect of any derivative instruments.


            Debt Maturity Schedule as of September 30, 2005

                      Year    $ Millions    % of Total
                     -----   ------------- -------------

                     2005             $39           0.6%
                     2006 (1)         596           8.8%
                     2007             378           5.6%
                     2008             616           9.1%
                     2009             860          12.7%
                     2010             262           3.9%
                     2011             721          10.6%
                     2012             523           7.7%
                     2013             567           8.4%
                    2014+           2,205          32.6%
                             ------------- -------------
                     Total         $6,767         100.0%

(1) Includes $150 million of unsecured debt with a final maturity of 2026 that is putable in 2006.



               Selected Unsecured Public Debt Covenants

                                                         September 30,
                                                             2005
                                                         -------------

 Total Debt to Adjusted Total Assets (not to exceed 60%)         42.1%


 Secured Debt to Adjusted Total Assets (not to exceed 40%)       20.7%


 Consolidated Income Available For Debt Service To
     Maximum Annual Service Charges
     (must be at least 1.5 to 1)                                 2.79


 Total Unsecured Assets to Unsecured Debt
      (must be at least 150%)                                   298.8%


These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP. The terms are defined in the original indenture.



              Capital Structure as of September 30, 2005
     (Amounts in thousands except for share and per share amounts)

     Secured Debt                              $3,323,932   49%
     Unsecured Debt                             3,443,588   51%
     Lines of Credit                                    -    -
                                              ------------ ----
Total Debt                                      6,767,520  100%    36%

     Common Shares        288,165,764     93%
     OP Units              20,606,812      7%
                         ------------- ------
Total Shares and OP
 Units                    308,772,576    100%
Common Share Equivalents
 (see below)                1,679,537
                         -------------
Total outstanding at
 quarter-end              310,452,113
Common Share Price at
 September 30, 2005            $37.85
                         -------------
                                               11,750,612   96%
Perpetual Preferred
 Equity (see below)                               515,500    4%
                                              ------------ ----
Total Equity                                   12,266,112  100%    64%

Total Market
 Capitalization                               $19,033,632         100%


         Convertible Preferred Equity as of September 30, 2005
     (Amounts in thousands except for share and per share amounts)

                                                  Annual
                                                  Dividend    Annual
                       Outstanding  Liquidation   Rate Per    Dividend
        Series         Shares/Units    Value     Share/Unit   Amount
---------------------- ------------ ----------- ----------- ----------
  Preferred Shares:
    7.00%  Series E        554,696     $13,868       $1.75       $971
    7.00%  Series H         34,934         873        1.75         61
  Preference Interests:
    7.625%  Series H       190,000       9,500      3.8125        724
    7.625%  Series I       270,000      13,500      3.8125      1,029
    7.625%  Series J       230,000      11,500      3.8125        877
  Junior Preference
   Units:
    8.00%  Series B          7,367         184        2.00         15
                       ------------ -----------             ----------
Total Convertible
 Preferred Equity        1,286,997     $49,425                 $3,677


                         Weighted                     Common
                          Average     Conversion       Share
        Series             Rate          Ratio      Equivalents
---------------------- ------------- ------------- -------------
  Preferred Shares:
    7.00%  Series E                        1.1128       617,266
    7.00%  Series H                        1.4480        50,584
  Preference Interests:
    7.625%  Series H                       1.5108       287,052
    7.625%  Series I                       1.4542       392,634
    7.625%  Series J                       1.4108       324,484
  Junior Preference
   Units:
    8.00%  Series B                      1.020408         7,517
                                                   -------------
Total Convertible
 Preferred Equity             7.44%                   1,679,537



        Perpetual Preferred Equity as of September 30, 2005 (1)
     (Amounts in thousands except for share and per share amounts)

                                            Annual
                                           Dividend   Annual  Weighted
                Outstanding  Liquidation     Rate    Dividend  Average
    Series     Shares/Units    Value      Share/Unit  Amount  Per Rate
-------------- ------------ ----------- ------------ -------- --------
  Preferred
   Shares:
    9 1/8%
     Series C      460,000    $115,000    $22.81252  $10,494
    8.60%
     Series D      700,000     175,000        21.50   15,050
    8.29%
     Series K    1,000,000      50,000        4.145    4,145
    6.48%
     Series N      600,000     150,000        16.20    9,720
  Preference
   Interests:
    7.875%
     Series G      510,000      25,500       3.9375    2,008
               ------------ -----------              --------
Total Perpetual
 Preferred
 Equity          3,270,000    $515,500               $41,417     8.03%

(1) Excludes $125.0 million for the 9 1/8% Series B Preferred Shares which was redeemed for cash on 10/17/05 and was included in rents received in advance and other liabilities in the consolidated balance sheets at 9/30/05.



         Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                     YTD 3Q05     YTD 3Q04       3Q05         3Q04
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts
 Outstanding for
 Net Income
 Purposes:
  Common Shares -
   basic           285,331,211  278,876,118  286,181,532  280,167,146
  Shares issuable
   from assumed
   conversion/
   vesting of:
     - OP Units     20,839,532   21,052,706   20,733,194   20,732,726
     - share
      options/
      restricted
      shares         4,040,522    2,809,917    4,648,912    3,127,725
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 310,211,265  302,738,741  311,563,638  304,027,597

Weighted Average
 Amounts
 Outstanding for
 FFO Purposes:
  OP Units - basic  20,839,532   21,052,706   20,733,194   20,732,726
  Common Shares -
   basic           285,331,211  278,876,118  286,181,532  280,167,146
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - basic   306,170,743  299,928,824  306,914,726  300,899,872
  Shares issuable
   from assumed
   conversion/
   vesting of:
     - convertible
      preferred
      shares/units     803,417    2,450,609      708,559    2,287,258
     - share options/
      restricted
      shares         4,040,522    2,809,917    4,648,912    3,127,725
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 311,014,682  305,189,350  312,272,197  306,314,855

Period Ending
 Amounts
 Outstanding:
  OP Units          20,606,812
  Common Shares    288,165,764
                   ------------
  Total Common
   Shares and OP
   Units           308,772,576



----------------------------------------------------------------------
           Unconsolidated Entities as of September 30, 2005
      (Amounts in thousands except for project and unit amounts)


                                Institutional
                                    Joint      Lexford /
                                   Ventures      Other     Totals
                               -------------- ----------- ---------

Total projects                            45          11        56 (1)
                               -------------- ----------- ---------

Total units                           10,846       1,451    12,297 (1)
                               -------------- ----------- ---------

Company's ownership percentage          25.0%       10.7%

Company's share of outstanding
 debt (2)                           $121,200      $2,847  $124,047
                               -------------- ----------- ---------


Operating information for the
 nine-months ended 9/30/05
 (at 100%):
   Operating revenue                 $70,023      $6,645   $76,668
   Operating expenses                 31,723       3,490    35,213
                               -------------- ----------- ---------
   Net operating income               38,300       3,155    41,455
   Depreciation                       16,391       1,421    17,812
   Other                                 286           2       288
                               -------------- ----------- ---------
   Operating income                   21,623       1,732    23,355
   Interest and other income             300          27       327
   Interest:
        Expense incurred, net        (28,085)     (1,553)  (29,638)
        Amortization of
         deferred financing
         costs                          (463)       (136)     (599)
                               -------------- ----------- ---------
   Net (loss) income                 $(6,625)        $70   $(6,555)
                               ============== =========== =========

(1) Totals exclude Fort Lewis Military Housing consisting of one property and 3,733 units, which is not accounted for under the equity method of accounting, but is included in the Company's property/unit counts at September 30, 2005.

(2) All debt is non-recourse to the Company.



      Consolidated Development Projects as of September 30, 2005
      (Amounts in thousands except for project and unit amounts)


                                                    Total   Total Book
                                          No. of   Capital   Value To
Projects               Location            Units   Cost(1)  Date(1)(2)
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St              Washington, D.C.       359  $111,947   $95,479
Union Station          Los Angeles, CA        278    57,727    39,711
Indian Ridge           Waltham, MA            264    47,032    42,538
Bella Vista III (3)    Woodland Hills,
                        CA                    264    70,649    30,817
Vintage                Ontario, CA            300    52,412    13,896
                                        ------------------------------

Total Projects Under
 Development                                1,465   339,767   222,441

Completed Not
 Stabilized:
-------------
1210 Massachusetts     Washington, D.C.
 Ave. (Sovereign Park)                        144    39,702    39,441
                                        ------------------------------

Total Projects
 Completed Not
 Stabilized                                   144    39,702    39,441

Completed And Stabilized
 During the Quarter:
------------------------
City View at the       Lombard, IL
 Highlands (3)                                403    65,539    64,932
                                        ------------------------------

Total Projects
 Completed And
 Stabilized During the
 Quarter                                      403    65,539    64,932
                                        ------------------------------


Total Projects                              2,012  $445,008  $326,814
                                        ==============================


Projects               Location       Percentage Percentage Percentage
                                       Completed   Leased    Occupied
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St              Washington, D.C.      85%        -         -
Union Station          Los Angeles, CA       59%        -         -
Indian Ridge           Waltham, MA           96%       53%       51%
Bella Vista III (3)    Woodland Hills,
                        CA                   15%        -         -
Vintage                Ontario, CA            4%        -         -

Total Projects Under
 Development

Completed Not
 Stabilized:
-------------
1210 Massachusetts     Washington, D.C.
 Ave. (Sovereign Park)                      100%       92%       90%

Completed And Stabilized
 During the Quarter:
------------------------
City View at the       Lombard, IL
 Highlands (3)                              100%       99%       97%


                                              Estimated    Estimated
                                              Completion Stabilization
Projects               Location                 Date         Date
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St              Washington, D.C.          1Q 2006       3Q 2007
Union Station          Los Angeles, CA           1Q 2006       4Q 2006
Indian Ridge           Waltham, MA               4Q 2005       4Q 2006
Bella Vista III (3)    Woodland Hills, CA        4Q 2006       3Q 2007
Vintage                Ontario, CA               1Q 2007       4Q 2007

Completed Not
 Stabilized:
-------------
1210 Massachusetts     Washington, D.C.        Completed       4Q 2005
 Ave. (Sovereign Park)

Completed And Stabilized
 During the Quarter:
------------------------
City View at the       Lombard, IL             Completed       3Q 2005
 Highlands (3)


                                                    Total
                                                    Capital    Q3 2005
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS         Cost (1)      NOI
                                                  --------------------
Projects Under Development                         $339,767       $50
Completed Not Stabilized                             39,702       284
Completed And Stabilized During the Quarter          65,539       726
                                                  --------------------
         Total Development/Newly Stabilized NOI
          Contribution                             $445,008    $1,060
                                                  ====================

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all completed projects.

(2) Of the total book value to date, $129.1 million has been transferred to land and depreciable property and $197.7 million is currently reflected as construction in progress ("CIP"). The remaining $133.3 million of CIP represents land held for future development and related costs and land and related development costs for uncompleted condominium projects. Of the $118.2 million remaining to be invested, $77.4 million will be funded through third party construction mortgages.

(3) Projects are wholly owned. All others are partially owned.



 Consolidated Condominium Conversion Projects as of September 30, 2005
      (Amounts in thousands except for project and unit amounts)

                                                   Units
                                         -----------------------------
                                                         Available
                                                          for Sale
                                                      ----------------
                        Project Estimated              Sold
                         Start   Close         Units    Not
Projects     Location     Date  Out Date Total Closed Closed Available
----------------------------------------------------------------------

For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q1 2006   942    813     30       99
Venetian I
 & II        Phoenix, AZ Q1 2004 Q4 2005   264    218     46        -
Watermarke
(1)          Irvine, CA  Q3 2004 Q1 2006   535    426     77       32
Atlas (1)    Washington,
              DC         Q4 2004 Q1 2006   141    106     22       13
Grand        Plantation,
 Marquis      FL         Q4 2004 Q1 2006   198     71    126        1
Tuscany      Scottsdale,
 Villas       AZ         Q4 2004 Q1 2006   180     79    100        1
Fairway      Pembroke
 Greens       Pines, FL  Q1 2005 Q2 2006   152      -    131       21
Magnuson
 Pointe      Seattle, WA Q1 2005 Q2 2006   105      -     32       73
Timber Ridge Woodinville,
              WA         Q1 2005 Q1 2007   203      -     18      185
Braewood     Bothell, WA Q2 2005 Q2 2006    84      -      -       84
Fifth Avenue
 North       Seattle, WA Q2 2005 Q2 2006    62      -      -       62
Milano       Scottsdale,
 Terrace      AZ         Q2 2005 Q3 2006   224      -      -      224
South Palm
 Place       Tamarac, FL Q2 2005 Q4 2006   208      -      -      208
                                         -----------------------------

                                         3,298  1,713    582    1,003

Closed Out
----------
Country Club Mill Creek,
 Estates      WA         Q1 2004 Q2 2005   151    151      -        -
Grand Oasis  Coral Springs,
              FL         Q2 2004 Q2 2005   198    198      -        -
Sterling     Bellevue,
 Heights      WA         Q2 2004 Q2 2005   116    116      -        -
Verona       Scottsdale,
              AZ         Q2 2004 Q2 2005   108    108      -        -
Radius at    Washington,
 Logan Circle DC
 (1)                     Q2 2004 Q3 2005   170    170      -        -
Riviera      Coconut
 Palms (2)    Creek, FL  Q2 2005 Q3 2005   248    248      -        -
Projects
 closed out
 prior to 2005                             388    388      -        -
                                         -----------------------------

                                         1,379  1,379      -        -

Totals                                19 4,677  3,092    582    1,003
                                         =============================


                                               2005 YTD Activity
                                         -----------------------------
                        Project Estimated                     FFO
                         Start   Close   Units   Sales     Incremental
Projects     Location     Date  Out Date Closed  Price    Gain on Sale
----------------------------------------------------------------------

For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q1 2006    166 $ 24,993 $      3,891
Venetian I
 & II        Phoenix, AZ Q1 2004 Q4 2005    125   24,490        6,879
Watermarke
 (1)         Irvine, CA  Q3 2004 Q1 2006    381  165,565       17,160
Atlas (1)    Washington,
              DC         Q4 2004 Q1 2006    106   60,131        5,858
Grand        Plantation,
 Marquis      FL         Q4 2004 Q1 2006     71   12,277        3,815
Tuscany      Scottsdale,
 Villas       AZ         Q4 2004 Q1 2006     79   13,046        4,185
Fairway      Pembroke
 Greens       Pines, FL  Q1 2005 Q2 2006      -        -            -
Magnuson     Seattle, WA Q1 2005 Q2 2006
 Pointe                                       -        -            -
Timber Ridge Woodinville,
              WA         Q1 2005 Q1 2007      -        -            -
Braewood     Bothell, WA Q2 2005 Q2 2006      -        -            -
Fifth Avenue
 North       Seattle, WA Q2 2005 Q2 2006      -        -            -
Milano       Scottsdale,
 Terrace      AZ         Q2 2005 Q3 2006      -        -            -
South Palm
 Place       Tamarac, FL Q2 2005 Q4 2006      -        -            -
                                         -----------------------------

                                            928  300,502       41,788

Closed Out
----------
Country Club Mill Creek,
 Estates      WA         Q1 2004 Q2 2005     86   14,883        2,850
Grand Oasis  Coral Springs,
              FL         Q2 2004 Q2 2005     89   12,875        3,430
Sterling     Bellevue,
 Heights       WA        Q2 2004 Q2 2005     76   16,083        2,991
Verona       Scottsdale,
              AZ         Q2 2004 Q2 2005    108   16,092        3,314
Radius at    Washington,
 Logan Circle DC
 (1)                     Q2 2004 Q3 2005     54   21,837        3,676
Riviera      Coconut
 Palms (2)    Creek, FL  Q2 2005 Q3 2005    248   45,880        4,568
Projects
 closed out
 prior to 2005                                -        -         (103)
                                         -----------------------------

                                            661  127,650       20,726

Totals                                19  1,589 $428,152 $     62,514
                                         =============================


Gross incremental gain on sales of
 condominium units                                       $     62,514
Provision for income
 taxes                                                         (5,847)
                                                          ------------
Net incremental gain on sales of
 condominium units                                             56,667
Property management and general and
 administrative expenses                                       (2,174)
Discontinued operating
 income                                                         1,193
                                                          ------------

Net Income - Condominium
 Division (3)                                            $     55,686
                                                          ============


                                                   3Q 2005
                                        ------------------------------
                        Project Estimated                      FFO
                         Start   Close    Units   Sales    Incremental
Projects     Location    Date   Out Date Closed   Price   Gain on Sale
----------------------------------------------------------------------

For Sale
--------
Four Lakes  Lisle, IL   Q4 2001 Q1 2006     70  $ 11,131 $      1,836
Venetian I
 & II       Phoenix, AZ Q1 2004 Q4 2005     70    13,563        3,958
Watermarke
 (1)        Irvine, CA  Q3 2004 Q1 2006    172    73,403        8,326
Atlas (1)   Washington,
             DC         Q4 2004 Q1 2006    106    60,131        5,858
Grand       Plantation,
 Marquis     FL         Q4 2004 Q1 2006     71    12,277        3,815
Tuscany     Scottsdale,
 Villas      AZ         Q4 2004 Q1 2006     79    13,046        4,185
Fairway     Pembroke
 Greens      Pines, FL  Q1 2005 Q2 2006      -         -            -
Magnuson
 Pointe     Seattle, WA Q1 2005 Q2 2006      -         -            -
Timber      Woodinville,
 Ridge       WA         Q1 2005 Q1 2007      -         -            -
Braewood    Bothell, WA Q2 2005 Q2 2006      -         -            -
Fifth
 Avenue
 North      Seattle, WA Q2 2005 Q2 2006      -         -            -
Milano      Scottsdale,
 Terrace     AZ         Q2 2005 Q3 2006      -         -            -
South Palm
 Place      Tamarac, FL Q2 2005 Q4 2006      -         -            -
                                        ------------------------------

                                           568   183,551       27,978

Closed Out
----------
Country Club Mill Creek,
 Estates     WA         Q1 2004 Q2 2005      -         -          (17)
Grand Oasis Coral Springs,
             FL         Q2 2004 Q2 2005      -         -          (43)
Sterling    Bellevue,
 Heights     WA         Q2 2004 Q2 2005      -         -           12
Verona      Scottsdale,
             AZ         Q2 2004 Q2 2005      -         -          (20)
Radius at
 Logan      Washington,
 Circle (1)  DC         Q2 2004 Q3 2005      1       400          449
Riviera     Coconut
 Palms (2)   Creek, FL  Q2 2005 Q3 2005    248    45,880        4,568
Projects
 closed out
 prior to 2005                               -         -          (32)
                                        ------------------------------

                                           249    46,280        4,917

Totals                               19    817  $229,831 $     32,895
                                        ==============================


Gross incremental gain on sales of
 condominium units                                       $     32,895
Provision for income
 taxes                                                         (5,264)
                                                          ------------
Net incremental gain on sales
 of condominium units                                          27,631
Property management and general and
 administrative expenses                                         (701)
Discontinued operating
 income                                                           943
                                                          ------------

Net Income - Condominium
 Division (3)                                            $     27,873
                                                          ============

(1) Partially owned projects; incremental gain on sale represents portion attributable to the Company.
(2) Riviera Palms was purchased on May 4, 2005 and was disposed of in its entirety on September 15, 2005
(3) Excludes interest income and interest expense specific to condominium conversion projects.



   Maintenance Expenses and Capitalized Improvements to Real Estate
             For the Nine Months Ended September 30, 2005
      (Amounts in thousands except for unit and per unit amounts)


                         ---------------------------------------------
                                     Maintenance Expenses
                         ---------------------------------------------
                  Total           Avg.           Avg.            Avg.
                  Units  Expense  Per   Payroll  Per             Per
                   (1)     (2)    Unit    (3)    Unit    Total   Unit
                -------- ------- ------ ------- ------ -------- ------

Established
 Properties (6) 148,198  $69,103  $466  $61,705  $416  $130,808  $882

New Acquisition
 Properties (7)  23,468   11,322   574    8,093   411    19,415   985

Other (8)         7,879   10,070          7,565          17,635
                -------- --------       --------       ---------

Total           179,545  $90,495        $77,363        $167,858
                ======== ========       ========       =========


                  ----------------------------------------------------
                         Capitalized Improvements to Real Estate
                  ----------------------------------------------------
                                Avg.  Building    Avg.           Avg.
                  Replacements  Per  Improvements Per            Per
                      (4)       Unit     (5)      Unit   Total   Unit
                  ------------ ----- ----------- ----- -------- ------

Established
 Properties (6)       $43,850  $296     $63,303  $427  $107,153  $723

New Acquisition
 Properties (7)         4,022   204      12,557   637    16,579   841

Other (8)              16,719            26,823          43,542
                  ------------       -----------       ---------

Total                 $64,591          $102,683        $167,274
                  ============       ===========       =========


                     -------------------
                      Total Expenditures
                     -------------------
                                  Avg.
                       Grand      Per
                        Total     Unit
                     --------- ---------

Established
 Properties (6)      $237,961    $1,605

New Acquisition
 Properties (7)        35,994     1,826

Other (8)              61,177
                     ---------

Total                $335,132
                     =========

(1) Total units exclude 16,030 unconsolidated units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2003.

(7) Wholly Owned Properties acquired during 2003, 2004 and 2005. Per unit amounts are based on a weighted average of 19,707 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $4.5 million included in building improvements spent on eight specific assets related to major renovations and repositioning of these assets.



                        Discontinued Operations
                        (Amounts in thousands)

                         Nine Months Ended          Quarter Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------------------- -----------------------

REVENUES
Rental income             $59,432    $131,939     $12,026     $39,796
                       ----------- ----------- ----------- -----------
     Total revenues        59,432     131,939      12,026      39,796
                       ----------- ----------- ----------- -----------

EXPENSES (1)
Property and
 maintenance               25,380      49,077       5,219      14,993
Real estate taxes and
 insurance                  8,758      15,710       1,486       4,851
Property management           338         374         135         182
Depreciation               13,028      33,530       2,182       9,951
                       ----------- ----------- ----------- -----------
     Total expenses        47,504      98,691       9,022      29,977
                       ----------- ----------- ----------- -----------

Discontinued operating
 income                    11,928      33,248       3,004       9,819

Interest and other
 income                       210         142          64          43
Interest (2):
     Expense incurred,
      net                  (9,079)    (10,658)     (1,415)     (4,258)
     Amortization of
      deferred
      financing costs        (474)       (866)       (237)       (316)
                       ----------- ----------- ----------- -----------
Discontinued
 operations, net           $2,585     $21,866      $1,416      $5,288
                       =========== =========== =========== ===========


(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.



    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2005 Earnings Guidance (per share diluted)
              ------------------------------------------

                                            Q4 2005         2005
                                         -------------- --------------

   Expected EPS (1)                      $0.39 to $0.42 $2.44 to $2.47
   Add:  Expected depreciation expense        0.41           1.66
   Less: Expected net gain on sales (1)      (0.23)         (1.67)

                                         -------------- --------------
   Expected FFO (2)                      $0.57 to $0.60 $2.43 to $2.46
                                         ============== ==============


                        Same-Store Assumptions
                        ----------------------

                                             2005
                                         --------------

   Physical occupancy                         94.3%

   Revenue change                              3.6%

   Expense change                              5.3%

   NOI change                                  2.5%

   Acquisitions                           $2.0 billion

   Dispositions                           $1.4 billion

(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.
(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.



    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901